 Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter 2015 Results

•	Q1 2015 revenue of $61.0 million, up 11%, exceeds high-end of guidance
•	Q1 2015 pro forma EPS of $0.16 cents, up 100%, also exceeds high-end of guidance
•	Annual dividend increased 66% to $0.20 cents

MIAMI, FL – May 12, 2015 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm, today announced its financial results for the first quarter, which ended April 3, 2015.

First quarter 2015 revenue increased 11%, or 14% in constant currency, to $61.0 million, as compared to $54.9 million for the same period in 2014. Pro forma diluted earnings per share were $0.16 for the first quarter of 2015, an increase of 100%, as compared to $0.08 for the same period in 2014.  Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.10 for the first quarter of 2015, as compared to $0.01 in the first quarter of 2014.

In its recent meeting, the Company's Board of Directors increased its annual dividend to $0.20 and declared a semi-annual payment for shareholders of record on June 29, 2015 to be paid on July 10, 2015.  This represents a 43% increase over the amount previously announced and a 66% increase over the amount paid in 2014.

During the first quarter, the Company utilized cash to repurchase approximately 75 thousand shares of the Company’s common stock at an average price of $8.70 per share for a total cost of $653 thousand. As of the end of the first quarter of 2015, the Company’s remaining stock repurchase authorization was $3.0 million.

“Our strong 2014 momentum continued into the first quarter, driven by solid U.S. demand and improved European results,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc.  “More importantly, our ability to use our benchmarking and best practice insight to help our business transformation and technology consulting groups differentiate and deliver unique value to our clients is being increasingly recognized by our clients and channel partners.”

Based on current economic outlook, the Company estimates total revenue for the second quarter of 2015 to be in the range of $61.0 million to $63.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.16 to $0.18.

Other Highlights

North American Best Practices Conference – In late April, The Hackett Group held its 25th North American Best Practices Conference, entitled “Creating World-Class Advantage Through Digital, Analytical, and Operational Agility.” This year’s conference brought together speakers from eighteen of the world’s most respected companies, including CFOs, CIOs, and leaders in procurement, human resources, global business services, and enterprise performance management from: Accenture, AdvancePierre Foods, Becton, Caterpillar, Citigroup, Coupa Software, Catholic Health Initiatives, Cisco Systems, Cytec Industries, Dickinson and Company, Hospira, McKesson, MGM Resorts, NBA, Oracle, Rogers Communications, SAP SE, Verizon, and Vodafone. The sold-out event was attended by over 200 senior-level executives from the world’s top brands.

Finance Key Issues – New Key Issues Research from The Hackett Group found that as companies face significant issues related to improving enterprise agility and address continued volatility of business conditions in 2015, corporate finance organizations are challenged in their ability to support this enterprise agility objective by cost pressure and their inability to deliver in two critical areas – business partnering and reporting and analysis.

CIMA Alliance – On April 20, 2015, The Hackett Group and The Chartered Institute of Management Accountants (CIMA), announced a strategic collaboration that will bring to market the first comprehensive talent management and professional development qualification program specifically tailored for Global Business Services (GBS) and shared services professionals. By working together, The Hackett Group and CIMA are seeking to respond to the clear need for GBS and shared services organizations to invest in programs to hire, develop, and retain staff in order to grow the professional skills and knowledge needed to achieve and maintain world-class performance standards.

On Tuesday, May 12, 2015, senior management will discuss first quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 779-3138, [Passcode: First Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 12, 2015 and will run through 5:00 P.M. ET on Tuesday, May 26, 2015. To access the rebroadcast, please dial (866) 481-5007. For International callers, please dial (203) 369-1562.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 12, 2015 and will run through 5:00 P.M. ET on Tuesday, May 26, 2015. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm to global companies. Services include business transformation, enterprise performance management, working capital management, and global business services.  The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement, and information technology, including its award-winning Oracle EPM and SAP practices.

The Hackett Group has completed more than 11,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 86% of the Fortune 100, 87% of the DAX 30 and 51% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository, and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com,  info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Quarter Ended
	April 3,	March 28,
	2015	2014
Revenue:
Revenue before reimbursements	$54,905	$49,418
Reimbursements	6,069	5,487
Total revenue	60,974	54,905

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	33,637	32,638
Non-cash stock compensation expense	1,035	615
Acquisition-related stock compensation expense	274	71
Acquisition consideration reflected as compensation expense	-	860
Reimbursable expenses	6,069	5,487
Total cost of service	41,015	39,671

Selling, general and administrative costs	14,262	12,911
Non-cash stock compensation expense	515	653
Acquisition-related costs	-	120
Amortization of intangible assets	547	551
Total selling, general, and administrative expenses	15,324	14,235

Bargain purchase gain from acquisition	-	(3,015)
Restructuring costs	-	3,604
Total costs and operating expenses	56,339	54,495

Income from operations	4,635	410

Other income (expense):
Interest income	2	1
Interest expense	(140)	(124)

Income from operations before income taxes	4,497	287
Income tax expense	1,492	(118)
Net income	$3,005	$405

Basic net income per common share:
Income per common share from operations	$0.11	$0.01
Weighted average common shares outstanding	28,552	29,120

Diluted net income per common share:
Income per common share from operations	$0.10	$0.01
Weighted average common and common equivalent shares outstanding	29,917	29,869

Pro forma data (1):
Income from operations before income taxes	$4,497	$287
Bargain purchase gain from acquisition	-	(3,015)
Non-cash stock compensation expense	1,550	1,268
Acquisition-related non-cash stock compensation expense	274	71
Acquisition-related compensation expense	-	860
Acquisition-related costs	-	120
Restructuring costs	-	3,604
Amortization of intangible assets	547	551
Pro forma income before income taxes	6,868	3,746
Pro forma income tax expense	2,060	1,423
Pro forma net income	$4,808	$2,323

Pro forma basic net income per common share	$0.17	$0.08
Weighted average common shares outstanding	28,552	29,120

Pro forma diluted net income per common share	$0.16	$0.08
Weighted average common and common equivalent shares outstanding	29,917	29,869

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, restructuring expense, acquisition-related costs and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP).
These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future.
The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters.
Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	April 3,	January 2,
	2015	2015

ASSETS
Current assets:
Cash and cash equivalents	$10,820	$14,608
Accounts receivable and unbilled revenue, net	42,236	37,421
Deferred tax asset, net	2,495	2,828
Prepaid expenses and other current assets	2,294	2,199
Total current assets	57,845	57,056

Property and equipment, net	13,804	13,753
Other assets	5,966	6,548
Goodwill, net	74,658	75,429
Total assets	$152,273	$152,786

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,422	$7,909
Accrued expenses and other liabilities	31,331	30,901
Current portion of long-term debt	1,661	-
Total current liabilities	38,414	38,810
Long-term deferred tax liability, net	7,056	5,925
Long-term debt	16,602	18,263
Total liabilities	62,072	62,998

Shareholders' equity	90,201	89,788
Total liabilities and shareholders' equity	$152,273	$152,786

Page 6 of 6 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)

	Quarter Ended
	April 3,	March 28,	January 2,
	2015	2014	2015
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$51,592	$46,133	$49,491
ERP Solutions (3)	9,382	8,772	10,852
Total revenue	$60,974	$54,905	$60,343

Revenue Concentration:
(% of total revenue)
Top customer	4%	4%	6%
Top 5 customers	15%	13%	17%
Top 10 customers	25%	22%	26%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	778	770	762
Total headcount	973	971	957
Days sales outstanding (DSO)	63	61	61
Cash (used in) provided by operating activities (in thousands)	$(2,405)	$(7,987)	$17,501
Depreciation (in thousands)	$612	$654	$626
Amortization (in thousands)	$547	$551	$533

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$374	$336	$342

ERP Solutions:
ERP Solutions consultant utilization rate (3)	72%	76%	72%
ERP Solutions gross billing rate per hour (3)	$142	$127	$135

Share Repurchase Plan:
Shares purchased in the quarter (in thousands)	75	716	108
Cost of shares repurchased in the quarter (in thousands)	$653	$4,337	$657
Average price per share of shares purchased in the quarter	$8.70	$6.06	$6.08
Remaining authorization (in thousands)	$3,012	$5,257	$3,665

(2) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Technologies.
(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 42% of which are offshore resources.